SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 11, 2010

MEXUS GOLD US

(Exact name of registrant as specified in its charter)

Nevada	000-52413	20-4092640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1805 N. Carson Street, #150
Carson City, NV 89701
(Address of principal executive offices)

(858) 229-8116
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

On October 20, 2009, the Company entered into a 180 day option agreement with Mexus Gold Mining, S.A. de C.V. pursuant to which the Company acquired the right to acquire 99% of the capital stock of Mexus Gold Mining, S.A.  On February 11, 2010, the Company issued 20 million restricted shares of the Company’s common stock as the exercise price of the option.  The issuance of the securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving any public offering.

Item 8.01                      Other Events

Mexus Gold US is a mining company engaged in the evaluation, acquisition, exploration and advancement of gold, silver and copper projects in the State of Sonora, Mexico and the Western United States.  Mexus Gold US is dedicated to protect the environment, provide employment and education opportunities for the communities that it operates in.

The company’s current projects are described below:

Ocho Hermanos

The main feature is a sulfide zone composed primarily of galena with some pyrite and arsenopyrite. Above this zone there is an oxide zone composed of iron and lead oxides. Recent grab samples taken indicate that values over 5,000 grams per ton of silver were encountered. These samples may not reflect the average grade. However, grab sample results indicate silver values over 3,000 grams per ton appear to be not unusual. Gold in the samples ranged from 1 gram per ton to over 5 grams per ton.

370 Area

This zone is composed of a sedimentary sequence (limestone, quartzite, shale) intruded by dacite and diorite as well as rhyolite. The docite exhibits argillic alterations as well as silicification (quartz veins). The entire area is well oxidized on the surface. This is an area of classic disseminated low grade gold and silver mineralization. Surface grab sample assays show 0.14 grams per ton to as high as 29.490 grams per ton gold. This area is an important area for potentially defining an open pit heap leach project.

El Scorpion Project Area

This area has several shear zones and veins which show copper and gold mineralization’s. Recent assays of a 84’ drill hole shows 2,887 grams per ton to 1,139 grams per ton of copper and 3.971 grams per ton to 0.072 grams per ton of gold. Another assay of rock sample from the area shows greater than 10,000 grams per ton copper. This land form distribution appears to be snonymous to the ideal porphyry deposit at Baja La Alumbrera, Argentina.

Los Laureles

Los Laureles is a vein type deposit mainly gold with some silver and copper. Recent assays from grab samples show gold values of 67.730 grams per ton gold, 38.4 grams per ton silver, 2,800 grams per ton copper.

Nevada Property

Mexus Gold US controls Nevada Pacific Rim’s silver and gold property.  The Pacific Rim property is located in Esmeralda County, Nevada. Consisting of approximately 150 acres of patented mining claims with water rights and 22 unpatented lode claims and two mill site claims. Management believes this is a strong exploration target. To date, 51 holes have been drilled on the patented lands.  However, Mexus has not verified the authenticity of any of these representations at this time.

Cable Salvage

Mexus Gold US Cable Salvage. Operations are expected to be concentrated from San Diego, CA to Alaska. It’s reported, but not yet verified by Mexus to date, to contain in excess of 400,000,000 pounds of salvageable copper.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEXUS GOLD US
/s/	Paul D. Thompson _________________________
By:	Paul D. Thompson
Its:	President